UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 4, 2008

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 3.03 of this Current Report on Form 8-K that relates to the entry into a material definitive agreement is incorporated by reference into this Item 1.01.

Item 3.03	Material Modifications to Rights of Security Holders

On December 4, 2008, Dominion Resources, Inc. (the “Company”) announced that it is amending the terms of its 2004 Series C 2.125% Convertible Senior Notes due 2023 (the “Notes”) and the related Twenty-Seventh Supplemental Indenture dated December 1, 2004 (the “Supplemental Indenture”), by the Thirty-Ninth Supplemental Indenture Amending the Supplemental Indenture dated as of December 1, 2008 (the “Amendment”). The Amendment will be effective on December 16, 2008, the day after the holders of the Notes have the right to require the Company to repurchase any or all of their Notes under their original terms. The Amendment provides the holders of the Notes with extended call protection by eliminating the Company’s ability to redeem the Notes at its option before December 16, 2011, and also provides the holders with an additional opportunity to require the Company to repurchase the Notes for cash on December 15, 2011.

As of November 30, 2008 there were approximately $202,000,000 aggregate principal amount of Notes outstanding.

The Amendment is filed herewith in connection with the Company’s amendment of the Notes and the Supplemental Indenture.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of modification of the Notes (the “Debt Modification”) pursuant to the amendment by the Thirty Ninth Supplemental Indenture. Except where noted, this discussion deals only with Notes held as capital assets by U.S. holders (as defined below). This discussion does not deal with special situations. For example, this discussion does not address:

•

tax consequences to holders who may be subject to special tax treatment, such as certain expatriates, dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, persons holding Notes in a tax-deferred or tax-advantaged account, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities or insurance companies;

•	tax consequences to persons holding Notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to U.S. holders of Notes whose “functional currency” (as defined in the applicable U.S. Treasury Regulations) is not the U.S. dollar;

•	estate, gift or alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and final and temporary U.S. Treasury regulations, administrative pronouncements and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed in this summary.

Holders of Notes should be aware that, due to the factual nature of the inquiry and the absence of relevant legal authorities, there is uncertainty under current U.S. federal income tax law as to the appropriate tax consequences of the Debt Modification. No statutory, administrative or judicial authority directly addresses the treatment of the Debt Modification for U.S. federal income tax purposes. The Company has not requested, and does not intend to request, a ruling from the United States Internal Revenue Service (the “IRS”) regarding any of the U.S. federal income tax consequences of the Debt Modification. As a result, this summary is not binding on the IRS or the courts, and no assurance can be given that the conclusions reached in this summary will not be challenged by the IRS or will be sustained by a court if so challenged.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of Notes that is:

•	an individual citizen or resident of the United States;

•

a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) where both (a) a U.S. court can exercise primary jurisdiction over its administration and (b) one or more U.S. persons have the authority to control all of its substantial decisions or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” means a beneficial owner of Notes that is not a U.S. holder.

If a partnership holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Notes, you should consult your own tax advisors. Likewise, if you are a shareholder in, or beneficiary of, an entity that is a holder of Notes, you should consult your own tax advisors.

No statutory or judicial authority directly addresses the treatment of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. The Internal Revenue Service (IRS), however, has issued a revenue ruling (Revenue Ruling 2002-31, 2002-22 IRB 1023) with respect to instruments similar to the Notes. This ruling supports certain aspects of the tax treatment described below. However, as previously discussed, no rulings have been sought or are expected to be sought from the IRS with respect to any of the U.S. federal income tax consequences regarding this transaction. As a result the IRS may not agree with the tax characterizations and the tax consequences described below.

THIS SUMMARY IS INTENDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL OF THE U.S. FEDERAL INCOME AND OTHER TAX CONSIDERATIONS REGARDING THE DEBT MODIFICATION. BECAUSE THE U.S. FEDERAL INCOME TAX TREATMENT OF THE DEBT MODIFICATION IS UNCERTAIN, HOLDERS ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM BASED UPON THEIR PARTICULAR CIRCUMSTANCES.

Under current Treasury regulations, the modification of a debt instrument will be treated as a “deemed exchange” of the existing debt instrument for a new debt instrument for U.S. federal income tax purposes (which we will refer to as a “Tax Exchange”) only if, taking into account the differences between the terms of the existing debt instrument and the new debt instrument there is deemed to be a “significant” modification of the existing instrument. In general, the Treasury regulations provide that a modification of a debt instrument is a significant modification only if, based on all of the facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” Because there is no authority interpreting the Treasury regulations, their application to the Debt Modification is unclear. Nevertheless, we intend to take the position that the Debt Modification will constitute a significant modification of the existing debt instruments. That position, however, is subject to considerable uncertainty and could be challenged by the IRS.

There can be no assurance that the IRS will agree with the Company’s position that the Debt Modification constitutes a significant modification of the terms of the existing debt instruments. In the event that the IRS disagrees with the Company’s position, there will be no U.S. federal income tax consequences to a holder as a consequence of the Debt Modification, and any such holder will have the same adjusted tax basis and holding period in the modified debt instruments as it had in the existing debt instruments immediately before the exchange.

If, consistent with our position, the Debt Modification constitutes a significant modification of the existing debt instruments, the exchange will be treated as a Tax Exchange. Although not free from doubt, we intend to take the position that such a Tax Exchange would constitute a recapitalization for U.S. federal income tax purposes.

Whether such an exchange qualifies as a recapitalization depends on, among other things, whether the existing debt instruments and the new debt instruments constitute “securities” for U.S. federal income tax purposes. The rules for determining whether debt instruments such as the existing debt instruments are securities are unclear. The term “security” is not defined in the Code or the Treasury regulations and has not been clearly defined by judicial decisions. The determination of whether a debt instrument is a security requires an overall evaluation of the nature of the debt instrument, with the term of the instrument usually regarded as one of the most significant factors. Although a debt instrument with a term of more than ten years is generally considered to be a security, no authority clearly addresses the impact on security treatment of put and call features of the type included in the existing debt securities. Nevertheless, the Company believes that the existing debt instruments constitute securities for U.S. federal income tax purposes.

The proper application of the recapitalization rules to a debt instrument subject to the Treasury regulations governing contingent payment debt instruments (the “CPDI Regulations”) is unclear. If the Debt Modification is treated as a Tax Exchange, and if the Tax Exchange is treated as a recapitalization, the Company believes that a holder will nevertheless recognize gain on the Tax Exchange to the extent of the lesser of (i) the excess of the issue price of the new debt instruments (generally, their fair market value as of the exchange date) over the holder’s adjusted tax basis in the existing debt instruments and (ii) the fair market value of the excess of the principal amount of the new debt instruments over the principal amount of the existing debt instruments. A holder’s adjusted tax basis in the existing debt instruments generally will be its initial purchase price for the existing debt instruments, increased by any interest income previously accrued by the holder with respect to the existing debt instruments (determined without regard to any positive or negative adjustments to such interest accruals under the CPDI Regulations), decreased by the amount of any projected payments actually made on the existing debt instruments, and increased or decreased by the amount of any positive or negative adjustments, respectively, that the holder was required to make as a result of having purchased the existing debt instruments at a price other than their adjusted issue price. Any gain recognized on the exchange will be treated as ordinary interest income. Any loss realized by a holder on the exchange of existing debt instruments for new debt instruments will not be recognized. A holder’s basis in any new debt instruments deemed received in the exchange will equal its basis in the existing debt instruments, increased by the amount of any gain recognized on the exchange. A holder’s holding period for the new debt instruments will include its holding period for the existing debt instruments deemed exchanged therefor. The IRS could, however, take positions contrary to the foregoing discussion, in which case the amount of a holder’s income, gain or loss from such a recapitalization could differ materially from that described above.

If the Debt Modification is treated as a Tax Exchange, but contrary to our belief the existing debt instruments and the new debt instruments are not treated as securities for U.S. federal income tax purposes, then the Tax Exchange will not qualify as a recapitalization, and an exchanging holder would be treated as having engaged in a taxable disposition of the existing debt instruments for property with a fair market value equal to the fair market value of the new debt instruments deemed exchanged therefor, with the U.S. federal income tax consequences described in the prospectus supplement relating to the existing debt instruments dated December 3, 2003 (the Prospectus), including, generally, the recognition of ordinary interest income equal to the difference in a holder’s adjusted tax basis in the existing debt instruments and the fair market value of the new debt instruments. Under certain circumstances, all or part of a loss on such disposition may be a capital loss.

If, consistent with our position, the Debt Modification is treated as a Tax Exchange, then the Company intends to treat the new debt instruments as debt instruments that are subject to the CPDI Regulations. In that case, a holder would be required to accrue interest in taxable income in each year at a “comparable yield” without regard to the amount of cash received regardless of whether the holder uses the cash or accrual method of accounting and any gain on the disposition of the new debt instruments would generally result in ordinary interest income to the holder. For purposes of interest accruals by a U.S. Holder on the new debt instruments, the new debt instruments will be considered newly issued contingent payment debt instruments. The Company will determine a new “comparable yield” for new debt instruments and use this to construct a new schedule of projected payments on the new debt instruments. Holders should refer to the Prospectus for a summary of tax treatment of contingent payment debt instruments. The schedule of projected payments which the Company constructed for the existing debt instruments will no longer be relevant. A U.S. Holder is required to use the comparable yield and the schedule of projected payments as determined by the Company in calculating its interest accruals and adjustments in respect of the new debt instruments unless such U.S. Holder timely discloses and justifies the use of other estimates to the Internal Revenue Service.

A U.S. Holder whose initial basis in a new debt instrument is different from the issue price of such new debt instrument must make appropriate “positive” and “negative” adjustments to its income and deductions with respect to such new debt instrument. At the time the U.S. Holder is deemed to acquire a new debt instrument, the U.S. Holder must allocate any difference between its basis in the new debt instrument and the issue price of the new debt instrument among either the remaining payments due on the schedule of projected payments applicable to such new debt instrument or the remaining accruals of interest at the comparable yield of such new debt instrument in a reasonable manner. Adjustments allocated to either an interest accrual or the projected payments are taken into account at the time the corresponding interest is accrued or payment is made. If the U.S. Holder’s basis is greater than the issue price of the new debt instrument, the excess is treated as a “negative adjustment”, and if the U.S. Holder’s basis is less than the issue price, the difference is treated as a “positive adjustment.”

Because the schedule of projected payments for the new debt instruments must take into account the issue price of the new debt instruments (which as discussed above is generally the fair market value of the new debt instruments), it is not possible for the Company to furnish the schedule of projected payments for the new debt instruments at this time. The Company intends to prepare the schedule of projected payments for the new debt instruments within 20 business days after the date hereof. You may obtain the projected payment schedule by submitting a written request for it to us at “Corporate Secretary, Dominion, 120 Tredegar Street, Richmond, Virginia 23219”.

In addition, because the CPDI Regulations are extremely complex, holders are strongly encouraged to consult their own tax advisors regarding the consequences to them of the ownership, sale, exchange, conversion or redemption of new debt instruments if the exchange is treated as a Tax Exchange.

If, contrary to our position, the Debt Modification does not constitute a significant modification of the existing debt instruments and will not be treated as a Tax Exchange, holders will continue to be subject to the CPDI Regulations. Among other things, pursuant to those regulations, a holder will continue to be required to accrue interest income in the amounts described in the registration statement relating to the existing debt instruments, regardless of whether the holder uses the cash or accrual method of tax accounting. Pursuant to the terms of the Supplemental Indenture relating to the existing debt instruments, holders agree to treat the notes as debt subject to the CPDI Regulations, and to continue to accrue interest in the same manner and amounts as for the existing debt instruments. Under certain circumstances all or part of a loss on such disposition may be a capital loss.

If, consistent with our position, the exchange of the Debt Modification constitutes a significant modification of the existing debt instruments, the exchange will be treated as a Tax Exchange. In that case, any gain realized by a non-U.S. holder on the Tax Exchange will be eligible for exemption from U.S. federal income or withholding tax to the same extent as described in the Prospectus for any other sale or exchange.

If, contrary to our position, the Debt Modification is not treated as a Tax Exchange, then, as discussed above, the new debt instruments will be treated as a continuation of the existing debt instruments. In that case, a non-U.S. holder generally should have the same U.S. tax consequences as would have arisen if it continued to hold the existing debt instruments, including the withholding and other consequences described in the Prospectus.

HOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES RESULTING FROM THE DEBT MODIFICATION.

Item 8.01	Other Events.

Description of Dominion Resources, Inc.’s Common Stock

The information contained in Exhibit 99.2, which is incorporated herein by reference, is hereby provided to replace and supersede the description of our Common Stock currently set forth in Form 8-B dated April 29, 1983, for purposes of Commission forms that require, by incorporation by reference, a description of our common stock contained in a registration statement filed under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

Exhibit
4.1	Thirty-Ninth Supplemental Indenture Amending the Twenty-Seventh Supplemental Indenture dated as of December 1, 2008 and effective as of December 16, 2008, between the Company and The Bank of New York Mellon, as Trustee.

99.1	Dominion Resources, Inc. press release dated December 4, 2008

99.2	Description of Common Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC.
Registrant

/s/ James P. Carney
James P. Carney
Vice President and Assistant Treasurer

Date: December 5, 2008